UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT
     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

        Date of Report (Date of earliest event reported): June 22, 2006


                             ADSOUTH PARTNERS, INC.
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             (Exact name of registrant as specified in its charter)


           Nevada                      0-33135                68-0448219
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(State or other jurisdiction   (Commission File Number)    (I.R.S. Employer
     of incorporation)                                    Identification No.)

     1141 South Rogers Circle, Suite 11, Boca Raton, FL            33487
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          (Address of principal executive offices)               (Zip Code)


Registrant's telephone number, including area code:     (561) 750-0410


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))


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Item 1.01  Entry Into a Material Definitive Agreement.

     On June 22, 2006, the Company and its subsidiaries entered into an agreement with MFC Development Corp. ("MFC") pursuant to which the Company agreed to sell to MFC the assets of its business relating to the direct, wholesale and retail marketing and sales of consumer products, which is the line of business which the Company refers to as its products business. Pursuant to the terms of the agreement, the Company is to transfer to MFC all of its assets relating to the products business in exchange for (i) the assumption of certain accounts payables, accrued expenses and other liabilities related to the product business, (ii) an unsecured promissory note in the amount of $4.0 million less
(x) the amount of the assumed liabilities and (y) the amount by which the assets acquired, based on a post-closing valuation, are less than $3.75 million, and
(iii) 5,500,000 shares of MFC's common stock; provided, that if the fair market value per share of MFC common stock is at or below $.50 on the closing date, the number of shares to be issued increases to 6,875,000. At the closing, the Company is to put 750,000 shares of the MFC common stock it receives in escrow as security for its obligations relating to its representations and warranties.

     The Company has the right to demand payment at any time after nine months from the date of issuance. In the event that MFC raises at least $5.0 million in a financing, MFC shall pay 50% of the outstanding principal amount of the note, or a pro rata amount if the proceeds from the financings are not received at one time. The Company has certain conversion rights and MFC has certain rights to pay the note with its common stock.

     The closing is subject to standard closing conditions, including the completion by MFC of its due diligence.

     The Company has reported its products division as a discontinued operation in its Form 10-QSB for the quarter ended March 31, 2006. In approving the MFC agreement, the Company's board of directors deferred any decision as to whether to distribute the MFC stock to its stockholders or use any proceeds from any sale of the shares for its business.


Item 9.01 Financial Statements and Exhibits.

         (c) Exhibits

         99.1 Asset purchase agreement between MFC development Corp. and Adsouth Partners, Inc.


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                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                       ADSOUTH PARTNERS, INC.
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                                                 (Registrant)

Date: June 28, 2006                   /S/ Anton Lee Wingeier
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                                      Anton Lee Wingeier
                                      Chief Executive Officer
                                      Chief Financial Officer




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